U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): April 30, 2002


                       5G WIRELESS COMMUNICATIONS, INC.
          (Exact name of registrant as specified in its charter)


                                    Nevada
           (State or jurisdiction of incorporationor organization)


                                    0-28581
                           (Commission File Number)


                                   82-0351882
               (I.R.S. Employer Identification Number)


       2921 North Tenaya Way, Suite 234, Las Vegas, Nevada            89128
        (Address of principal executive offices)                    (Zip Code)


                   Registrant's telephone number:  (702) 647-4877


           (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On April 30, 2002, the Registrant entered into a Definitive Acquisition Agreement ("Agreement") with Wireless Think Tank ("WTT"). Under this Agreement, the Registrant agreed to purchase from WTT all of the outstanding shares of that company in exchange for 15,387,425 shares of restricted common stock of the Registrant, together with certain tangible and intangible WTT assets, contracts, rights, and properties, including without limitation WTT intellectual property rights (this include WTT trade marks, trade names, copyrights, and patents [domestic or foreign] necessary for its business and operations). The proprietary technology and intellectual property owned by WTT was developed by Brian Corty, now chief technology officer of the Registrant; Mr. Corty also controls WTT, thereby making this a related party transaction.

     Post acquisition, the Registrant intends to organize and operate WTT as a wholly owned subsidiary of the Registrant, with the current WTT management team continuing to function in their present capacities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information shall also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to
Item 601 of Regulation S-B.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     5G Wireless Communications, Inc.



Dated: August 12, 2002               By: /s/ Jerry Dix
                                     Jerry Dix, President

                               EXHIBIT INDEX

Number                           Exhibit Description

2     Definitive Acquisition Agreement between the Registrant and
      Wireless Think Tank, dated April 30, 2002 (see below).